EXHIBIT 10.20 TO FORM-10KSB FOR FISCAL YEAR
                            ENDING DECEMBER 31, 1995

                               SPECTRASCIENCE, INC


                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (the "Agreement") dated as of ______________, 1995, is made by and between SPECTRASCIENCE, INC., a Minnesota corporation (the "Company"), and _____________________________
___________________________________ (the "Investor").

                                    RECITALS

         (a) Whereas, the Company needs additional cash to fund its 1995 Business Plan; and

         (b) Whereas, the Investor desires to subscribe for shares of the Company's preferred stock and certain warrants on the terms and conditions set forth in this Agreement,

         Accordingly, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties thereto agree as follows:

         1. PREFERRED STOCK. Pursuant to the terms hereof, the Company shall sell to the Investor, and the Investor shall purchase from the Company, shares of the Company's Series B preferred stock (the "Preferred Shares").

         (a) Purchase Price. The purchase price for the Preferred Shares shall be Five Dollars ($5.00) per share.

         (b) Convertibility. At any time during the period commencing on the first anniversary of the closing of the sale of the Preferred Shares and ending on the third anniversary of such event, the Investor may convert all or any number of the Preferred Shares into an equivalent number of shares of the Company's common stock.

         (c) Voting Rights. The Investor shall have no voting rights with respect to the Preferred Shares other than the right to vote on matters which specifically change the rights of holders of the same series of the Company's preferred stock.


     * THIS WARRANT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH AT
                       THE BOTTOM OF THE LAST PAGE HEREOF.


         (d) Liquidation Preference. Upon liquidation of the Company, the Preferred Shares shall have a liquidation preference as to the par value of such shares.

         (e) Dividends. In the event that the Company has not increased the number of authorized shares of its common stock to the extent sufficient to enable the Company to reserve a number of shares of common stock sufficient to cover the conversion of the shares of Series B Preferred Stock and the exercise of all Warrants issued in connection with the offering of the Series B Preferred Stock by December 15, 1996, the Series B Preferred Stock shall bear an 8% cumulative annual dividend, payable quarterly, commencing upon the Company's failure to satisfy such condition and terminating on the date compliance with such condition is satisfied.

         2. WARRANTS. In partial consideration of the Investor's subscription for the Preferred Shares, the Company shall issue to the Investor concurrently with delivery of each three shares of preferred stock, a warrant, in the form attached hereto as Exhibit A (the "Warrant"), to purchase one share of common stock of the Company ("Warrant Stock"). Each Warrant shall have an exercise price equal to $9.50 per share of Warrant Stock . Each Warrant shall have a term of three years.

         3. CLOSING. The closing of the sale and purchase of the Preferred Shares and the issuance of the Warrants shall take place at 10:00 a.m., Minnesota time, on or before December 15, 1995. At the closing, the Investor will pay the purchase price for the Preferred Shares and Warrants by a wire transfer into an account designated by the Company or by the delivery of a certified or bank cashiers' check payable to the order of the Company in the amount of such purchase price. At the closing, the Company shall deliver to the Investor a certificate for the Preferred Shares and the Warrants.

         4. REGISTRATION. The Company shall register the shares of common stock issuable upon conversion of the Preferred Shares and shall use its best efforts to have such registration declared effective by the SEC no later than one year from the date of closing.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that this Agreement has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding agreement on the part of the Company. All corporate action necessary to authorize, issue and deliver the Preferred Shares, the Warrants and the Warrant Stock has been or will be taken on or prior to the date thereof.

         6. REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS OF THE INVESTOR. The Investor represents, warrants, and acknowledges to the Company as follows:

         (a) That the Investor has received and carefully reviewed the Business Plan of the company, dated March, 1995 and has had the opportunity to discuss with officers of the Company events and facts relating to the Company's business and prospects;

         (b) That the Investor believes the Investor is able to bear the economic risk of the investment in the Preferred Shares and the Warrants;

         (c) That the Investor believes that the Investor has knowledge and experience in financial and business matters, that the Investor is capable of evaluating the merits and risks of the prospective investment in the Preferred Shares, the Warrants and Warrant Stock and that the Investor is able to bear such risks;

         (d) That the Investor understands investments in the Preferred Shares and the Warrants are highly speculative but believes that the investments are suitable for the Investor based upon the investment objectives and financial needs of the Investor, and has adequate means for providing for his current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Preferred Shares and the Warrants;

         (e) That the Investor has been given access to full and complete information regarding the Company (including the opportunity to meet with Company officers and review all the documents as the Investor may have requested in writing) and has utilized such access to his satisfaction for the purpose of obtaining information in addition to, verifying information included in, the Business Plan;

         (f) That the Investor recognizes that the Preferred Shares and the Warrants, as investments, involve a high degree of risk;

         (g) That the Investor recognizes that (i) the purchase of the Preferred Shares and the Warrants is a long-term investment,
                  (ii) the purchaser of the Preferred Shares and the Warrants must bear the economic risk of investment for an indefinite period of time because neither the Preferred Shares, the Warrants nor the Warrant Stock have been registered under the Act of 1933 (the "Act") and, therefore, cannot be sold unless they are subsequently registered under said Act or an exemption from such registration is available and (iii) the transferability of the Preferred Shares, the Warrants and the Warrant Stock is restricted and (A) requires conformity with the restrictions contained herein and (B) will be further restricted by a legend placed on the Preferred Shares, the Warrants and certificate(s) representing the Warrant Stock stating that such have not been registered under the Act and referring to the restrictions on transferability, and by stop transfer orders or notations on the Company's records referring to the restrictions on transferability.

         (h) Except as provided in Section 4 above or in Section 8 of the Warrant, the Investor has been advised that neither the Preferred Shares, the Warrants nor the Warrant Stock are being registered under the Act or the relevant state securities laws pursuant to exemptions from the Act and laws, and that the Company's reliance upon such exemptions is predicated in part on the representations of the Investor to the Company as contained herein. The Investor represents and warrants that the Preferred Shares and the Warrants are being purchased for the Investor's own account and for investment and without the intention of reselling or redistributing the same of the Preferred Shares and the Warrant Stock, that the investor has made no agreement with others regarding the Preferred Shares and the Warrants or any of the Warrant Stock and that the financial condition of the Investor is such that it is not likely that it will be necessary to dispose of the Preferred Shares, the Warrants or the Warrant Stock in the foreseeable future. The Investor is aware that, in the view of the Securities and Exchange Commission and applicable state bodies that administer state securities laws, a purchase of a security with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of a company or its business, or in with a contemplated liquidation or settlement of any loan obtained for the acquisition of the shares and for which the shares were pledged as security, would represent an intent inconsistent with the representations set forth above. The Investor further represents and agrees that if, contrary to his foregoing intentions, the Investor should later desire to dispose of or transfer the Preferred Shares, the Warrants or any of the Warrant Stock in any manner, the Investor shall not do so without first obtaining (a) the opinion of counsel designated by the Company that such proposed disposition or transfer lawfully may be made without the registration of the Preferred Shares, the Warrants or the Warrant Stock for such purpose pursuant to the Act, as then in effect, and applicable state securities laws or (b) such registrations (it being expressly understood that the Company shall not have any obligation except as otherwise provided in Section 4 above, to register the Preferred Shares, the Warrants or the Warrant Stock for such purpose).

         (i) The Investor agrees that the Company may place a restrictive legend on the Preferred Shares, the Warrants and certificate(s) representing the Warrant Stock, containing substantially the following language:

                           "The shares represented by this Certificate were issued without registration under the Securities Act of 1933, as amended (the "Act") and without registration under Minnesota securities laws, and reliance upon exemptions contained in the Act and such laws. No transfer of these shares or any interest therein may be made except pursuant to effective registration statements under said laws unless this Corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Act, such evidence as it shall request for compliance with that rule."

         (j) The Investor agrees and consents that the Company may place a stop transferorder on the Preferred Shares, the Warrants and certificate(s) representing the Warrant Stock when issued, to assure the Investor's compliance with this Agreement and the matters referenced above.

         (k) The Investor agrees to save and hold harmless, defend and indemnify theCompany and its directors, officers and agents from any claims, liabilities, damages, losses, expenses or penalties arising out of any misrepresentation of information furnished by the Investor to the Company in this Agreement.

         (l) The Investor represents and warrants that at the time of the execution of this Agreement, the Investor is a bona fide resident of, and is domiciled in, the State of ________________ and that the Warrants are being acquired solely for the beneficial interest of the Investor and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, anyother person, trust or organization, except as specifically set forth herein.

         (m) The Investor represents, warrants and agrees that the Investor is an "Accredited Investor' within the meaning of Section 501(a) of Regulation D of the Act, and acknowledges, represents and warrants that the following responses, if applicable, are true and correct:

                  (i) The yearly income of the Investor from all sources for each of the two most recent calendar years was:

                                                              1993     1994

                           Less than $200,000                 ____     ____

                           More than $200,000                 ____     ____

                  (ii) The Investor reasonably expects that the yearly income of the Investor for the current calendar year will be:

                                                                       1995

                           Less than $200,000                          ____

                           More than $200,000                          ____

                  (iii) The yearly joint income of the Investor and the spouse of the Investor (if married) from all sources during the two most recent years was:

                                                              1993     1994

                           Less than $300,000                 ____     ____

                           More than $300,000                 ____     ____

                  (iv) The Investor together with the spouse of the Investor reasonably expects that the joint income of the Investor and the spouse of the Investor for the current year will be:

                                                                       1995

                           Less than $300,000                          ____

                           More than $300,000                          ____

                  (v) The individual net worth of the Investor, or joint net worth with the spouse of the Investor, at fair market value is:

                           ____ Less than $1,000,000

                           ____ Greater than $1,000,000

                  (vi) If the Investor is not an individual, and the entity was formed for the purpose of this investment, all of the equity owners qualify as an accredited investor under paragraphs (1), (2), (3), (4), (5), (6), or (7)
                           of Section 501(a) or Regulation D.

                  (vii) The Investor is one of the following types of accredited investors (check type of investor applicable):

                           ____ Any Bank defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Act;

                           ____ Insurance Company as defined in Section 2(13) of the Act;

                           ____ Investment Company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Act;

                           ____ Small Business Investment Company licensed by U.S. SmallBusiness Administration under
                                    Section 301(c) or (d) of the Small Business
                                    Investment Act of 1958;

                           ____ Employee Benefit Plan within the meaning of Title I of theEmployee Retirement Security Act of 1974 and the investment decision to purchase the Shares is being made by a plan fiduciary as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or said employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

                           ____ Any private business development company defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                           ____ Any organization described in Section 501(c)(3) of the Internal Revenue Code, Corporation, Massachusetts or similar business trust, or partnership with total assets in excess of $5,000,000;

                           ____     Any Director or Executive Officer of the
                                    Company;

                           ____ A trust with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act;

                           ____     An entity, all of whose members are
                                    Accredited Investors. All of the foregoing information which the Investor has provided concerning the investor and the financial position of the Investor and the Investor's knowledge of financial and business matters or in the case of a corporation, partnership, trust or other entity, concerning the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date hereof, and if there should be any adverse change in such information prior to the acceptance of the subscription of the Investor, the Investor will immediately provide theCompany with such information. The Investor is informed of the significance to the Company of the foregoing representations, and they are made with the intention that the Company will rely upon them.


         (n)      Type of Ownership (check one):

                    ____ Individual Ownership      ____ Joint Tenant with Right
                                                        of Survivorship (both
                                                        parties must sign)

                    ____ Trust or Estate           ____ Other (attach
                         (describe and                  description)
                         enclose authority)

                  The Investor further represents and warrants that if the Preferred Shares and the Warrant are to be acquired by a corporation, general partnership, limited partnership or other entity, the Investor has the requisite authority to sign this Agreement on behalf of such entity and bind such entity hereunder; the description of such entity attached hereto is true and correct; and each of the equity owners of such entity is a natural person (1) who had an individual income in excess of $200,000, or together with any spouse had a joint income in excess of $300,000, in each of the years 1993 and 1994 and reasonable expects an income in excess of $200,000, or joint income in excess of $300,000 in 1995 or (2) whose individual net worth, or joint net worth with such person's.spouse, as of the date hereof and at the time of purchase exceeds $1,000,000.

         (o)      The Investor acknowledges and understands that:

                  (i) This Agreement is and shall be irrevocable, but the Investor shall not have any obligations hereunder if this agreement is not accepted by the Company.

                  (ii) The Company shall have the right to accept or reject this Agreement, in whole or in part, and the Investor will be notified of its decision.

         (p)      Other:

                  (i) This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by any party without the prior written consent of the other party, and neither this Agreement nor any provision hereof may be amended, modified, waived or discharged without the written consent of the party against whom enforcement of such amendment, modification, waiver, or discharge is sought.

                  (ii) This Agreement, including the exhibits attached hereto, constitutes the entire agreement of the parties relative to the subject matter hereof and supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

                  (iii) This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

                  (iv) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed.


INVESTOR:                                        COMPANY:

                                                 SPECTRASCIENCE, INC.
______________________________________

______________________________________           By:
                                                     Brain T. McMahon
                                                     Its:  President & CEO


Print Names:  ________________________           Social Security Number(s) or
              ________________________           Taxpayer Identification
Address:      ________________________           Number(s): ___________________
Telephone #:  ________________________                      ___________________